Exhibit 99.1

DallasNews CORPORATION

DallasNews Corporation Announces Second Quarter 2021 Financial Results

DALLAS –  DallasNews Corporation (Nasdaq: DALN) today reported a  second quarter 2021 net loss of $1.5 million, or $(0.28) per share, and an operating loss of $3.0 million.  In the second quarter of 2020,  the Company reported a net loss of  $3.4 million, or $(0.64) per share, and an operating loss of $4.4 million. The 2021 net loss includes severance expense of $1.4 million related to the previously announced voluntary severance offer.

For the second quarter of 2021, on a non-GAAP basis, DallasNews reported an operating loss adjusted for certain items (“adjusted operating loss”) of $0.6 million, an improvement of $1.9 million when compared to an adjusted operating loss of $2.5 million reported in the second quarter of 2020.

Robert W. Decherd, chairman, president and Chief Executive Officer, said, “We continue to see signs of progress across DallasNews’ businesses and are encouraged by the surprisingly rapid pace at which the United States and Texas are returning to pre-pandemic levels of activity. The Company’s primary objective of becoming a sustainably profitable digital news and information provider remains paramount to the Board and management. Growth in total membership revenue in the second quarter extends a trend that has been in evidence now for more than a year. The addition of Katrice Hardy as Executive Editor of The Dallas Morning News will significantly advance the Company’s strategy. With almost $39 million in cash and no debt, DallasNews Corporation continues to occupy a highly-preferred position in the newspaper and digital media space.”

DallasNews Corporation Announces Second Quarter 2021 Financial Results

July 26, 2021

Second Quarter Results

Total revenue was $38.7 million in the second quarter of 2021,  an increase of $3.3 million or 9.2 percent when compared to the second quarter of 2020.

Revenue from advertising and marketing services, including print and digital revenues, was $18.6 million in the  second quarter of 2021,  an increase of $3.0 million or 19.3 percent when compared to the $15.6 million reported for the second quarter of 2020. The improvement is due primarily to a  $3.4 million increase in print advertising revenue.

Circulation revenue was $16.1 million, an increase of $0.4 million or 2.4 percent when compared to the second quarter of 2020. Home delivery revenue decreased 2.4 percent and single copy revenue decreased 7.6 percent, offset by an increase of $0.8 million or 52.3 percent in digital-only subscription revenue.

Printing, distribution and other revenue decreased $0.1 million, or 3.1 percent, to $4.0 million,  primarily due to a reduction in commercial printing revenue.

Total consolidated operating expense in the second quarter of 2021, on a GAAP basis, was $41.7 million, an increase of $1.9 million or 4.7 percent compared to the second quarter of 2020.  The change is primarily due to expense increases of $1.1 million in employee compensation and benefits related to the voluntary severance offer; $1.1 million in advertising and promotion; and $0.9 million in distribution. These increases were partially offset by expense decreases of $0.8 million in depreciation and $0.3 million in outside services.

In the second quarter of 2021, on a non-GAAP basis, adjusted operating expense was $45.6 million, an increase of $6.7 million or 17.1 percent when compared to $38.9 million of adjusted operating expense in the second quarter of 2020.  The change is primarily due to increases of $5.3 million in contra expense and $1.1 million in advertising and promotion expense.

DallasNews Corporation Announces Second Quarter 2021 Financial Results

July 26, 2021

As of June 30,  2021,  the Company had 724 employees, a decrease of 45 full-time equivalents, or 5.9 percent, when compared to the prior year period. Cash and cash equivalents were $37.8 million and the Company had no debt.

DallasNews Corporation Announces Second Quarter 2021 Financial Results

July 26, 2021

Non-GAAP Financial Measures

Reconciliations of operating loss to adjusted operating loss, total net operating revenue to adjusted operating revenue, and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

DallasNews Corporation Announces Second Quarter 2021 Financial Results

July 26, 2021

Financial Results Conference Call

DallasNews Corporation will conduct a conference call on Tuesday, July 27, 2021, at 9:00 a.m. CDT to discuss financial results. The conference call will be available via webcast by accessing the Company’s website at investor.dallasnewscorporation.com/events.  An archive of the webcast will be available at dallasnewscorporation.com in the Investor Relations section.

To access the listen-only conference call, dial 1-844-291-6362 and enter the following access code when prompted: 8079115.  A replay line will be available at 1-866-207-1041 from 12:00 p.m. CDT on July 27, 2021 until 11:59 p.m. CDT on August 2, 2021.  The access code for the replay is 9670389.

DallasNews Corporation Announces Second Quarter 2021 Financial Results

July 26, 2021

About DallasNews Corporation

DallasNews Corporation is the leading local news and information publishing company in Texas. The Company has a growing presence in emerging media and digital marketing, and maintains capabilities related to commercial printing, distribution and direct mail. DallasNews delivers news and information in innovative ways to a broad range of audiences with diverse interests and lifestyles. For additional information, visit dallasnewscorporation.com or email invest@dallasnews.com.

Statements in this communication concerning DallasNews Corporation’s business outlook or future economic performance, revenues, expenses, and other financial and non-financial items that are not historical facts, including statements about the Company’s expectations relating to the reverse stock split,  are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint prices; program costs; labor relations; cybersecurity incidents; technological obsolescence; and the current and future impacts of the COVID-19 public health crisis. Among other risks, there can be no guarantee that the board of directors will approve a quarterly dividend in future quarters; as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.

DallasNews Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except share and per share amounts (unaudited)	2021	2020	2021	2020
Net Operating Revenue:
Advertising and marketing services	$18,601	$15,591	$35,370	$34,918
Circulation	16,093	15,723	32,115	32,137
Printing, distribution and other	3,974	4,101	7,998	8,703
Total net operating revenue	38,668	35,415	75,483	75,758
Operating Costs and Expense:
Employee compensation and benefits	18,116	16,997	36,063	36,013
Other production, distribution and operating costs	20,151	18,659	39,241	39,651
Newsprint, ink and other supplies	2,378	2,271	4,719	5,542
Depreciation	1,035	1,802	2,109	3,567
Amortization	—	64	64	128
Gain on sale/disposal of assets, net	—	—	(1)	(5)
Total operating costs and expense	41,680	39,793	82,195	84,896
Operating loss	(3,012)	(4,378)	(6,712)	(9,138)
Other income, net	1,613	1,331	2,867	2,683
Loss Before Income Taxes	(1,399)	(3,047)	(3,845)	(6,455)
Income tax provision (benefit)	83	367	402	(1,420)
Net Loss	$(1,482)	$(3,414)	$(4,247)	$(5,035)

Per Share Basis
Net loss
Basic and diluted (1)	$(0.28)	$(0.64)	$(0.79)	$(0.94)
Number of common shares used in the per share calculation:
Basic and diluted (1)	5,352,490	5,352,490	5,352,490	5,352,490

(1)

All share and per share amounts have been retroactively adjusted to reflect the one-for-four reverse stock split effective June 8, 2021.  All fractional shares were settled in cash in connection with the reverse stock split.

DallasNews Corporation and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
In thousands (unaudited)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$37,770	$42,015
Accounts receivable, net	14,585	16,562
Notes receivable	22,400	22,775
Other current assets	7,093	6,754
Total current assets	81,848	88,106
Property, plant and equipment, net	9,996	11,959
Operating lease right-of-use assets	19,112	20,406
Intangible assets, net	—	64
Deferred income taxes, net	94	76
Other assets	2,208	2,604
Total assets	$113,258	$123,215
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$6,621	$7,759
Accrued compensation and other current liabilities	11,507	10,829
Contract liabilities	13,137	12,896
Total current liabilities	31,265	31,484
Long-term pension liabilities	15,718	18,520
Long-term operating lease liabilities	20,527	21,890
Other liabilities	4,580	4,913
Total liabilities	72,090	76,807
Total shareholders' equity	41,168	46,408
Total liabilities and shareholders’ equity	$113,258	$123,215

DallasNews Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Loss to Adjusted Operating Loss

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands (unaudited)	2021	2020	2021	2020
Total net operating revenue	$38,668	$35,415	$75,483	$75,758
Total operating costs and expense	41,680	39,793	82,195	84,896
Operating Loss	$(3,012)	$(4,378)	$(6,712)	$(9,138)

Total net operating revenue	$38,668	$35,415	$75,483	$75,758
Addback:
Advertising contra revenue	6,234	934	12,312	2,388
Circulation contra revenue	95	63	190	101
Adjusted Operating Revenue	$44,997	$36,412	$87,985	$78,247

Total operating costs and expense	$41,680	$39,793	$82,195	$84,896
Addback:
Advertising contra expense	6,234	934	12,312	2,388
Circulation contra expense	95	63	190	101
Less:
Depreciation	1,035	1,802	2,109	3,567
Amortization	—	64	64	128
Severance expense	1,398	17	1,606	203
Gain on sale/disposal of assets, net	—	—	(1)	(5)
Adjusted Operating Expense	$45,576	$38,907	$90,919	$83,492

Adjusted operating revenue	$44,997	$36,412	$87,985	$78,247
Adjusted operating expense	45,576	38,907	90,919	83,492
Adjusted Operating Loss	$(579)	$(2,495)	$(2,934)	$(5,245)

The Company calculates adjusted operating income (loss) by adjusting operating income (loss) to exclude depreciation, amortization, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

The Company adopted the new revenue guidance (Topic 606)  using the modified retrospective approach as of January 1, 2018. While the Company adjusts operating revenue and expense for non-GAAP presentation, these adjustments have no effect on adjusted operating income (loss).

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.